UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

BG MEDICINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 23, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 annual meeting of stockholders of BG Medicine, Inc. (the “Company” or “BG Medicine”) to be held at 11:00 a.m. ET on August 5, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111.

Details regarding the meeting, the business to be conducted at the meeting, and information about BG Medicine, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, one person will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and to approve the compensation of our named executive officers, as disclosed in this proxy statement. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet, by telephone or by mail. When you have finished reading this proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of BG Medicine, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Paul R. Sohmer, M.D.

President and Chief Executive Officer

BG Medicine, Inc. | 303 Wyman Street, Suite 300 | Waltham, MA 02451

Tel (781) 890-1199 | Fax (781) 895-1119

www.BG-Medicine.com

BG MEDICINE, INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

June 23, 2016

TIME:    11:00 a.m. ET

DATE:    August 5, 2016

PLACE:    Offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111

PURPOSES:

1.	To elect one director to serve a three-year term expiring in 2019;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you are the record owner of BG Medicine, Inc. common stock or Series A Preferred Stock at the close of business on June 22, 2016. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 303 Wyman Street, Suite 300, Waltham, Massachusetts 02451.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen P. Hall

Executive Vice President, Chief Financial Officer

and Treasurer

BG MEDICINE, INC.

303 Wyman Street, Suite 300

Waltham, Massachusetts 02451

www.bg-medicine.com

PROXY STATEMENT FOR THE BG MEDICINE, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2016

This proxy statement, along with the accompanying notice of 2016 annual meeting of stockholders, contains information about the 2016 annual meeting of stockholders of BG Medicine, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m., Eastern Time, on August 5, 2016, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111.

In this proxy statement, we refer to BG Medicine, Inc. as “BG Medicine, Inc.,” “BG Medicine,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about June 23, 2016, we intend to begin sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2015 annual report, which includes our financial statements for the fiscal year ended December 31, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON AUGUST 5, 2016

This proxy statement and our 2016 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2015, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at investor.bg-medicine.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, 303 Wyman Street, Suite 300, Waltham, Massachusetts 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of BG Medicine, Inc. is soliciting your proxy to vote at the 2016 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on August 5, 2016, at 11:00 a.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 because you owned shares of BG Medicine, Inc. common stock and/or Series A Preferred Stock on the record date. We intend to commence distribution of the proxy materials to stockholders on or about June 23, 2016.

Who Can Vote?

Only stockholders who owned our common stock and/or Series A Preferred Stock at the close of business on June 22, 2016 are entitled to vote at the annual meeting. On this record date, there were approximately 11,374,360 shares of our common stock and approximately 1,579,680 shares of our Series A Preferred Stock outstanding, convertible into 2,685,930 shares of common stock, and entitled to vote.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. Each holder of our Series A Preferred Stock is entitled to vote with the holders of our common stock on an as-converted basis, except that no holder of Series A Preferred Stock will be entitled to cast votes for the number of shares of common stock issuable upon conversion of the shares of Series A Preferred Stock held by such holder that exceeds (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate recapitalization) the quotient of (A) the aggregate purchase price paid by such holder for its Series A Preferred Stock, divided by (B) the greater of (i) $3.20 and (ii) the closing price of the common stock on the trading day immediately prior to the date its Series A Preferred Stock is issued, which was $1.40. Each share of Series A Preferred Stock is convertible into one share of common stock, but due to the limitation described above, the 1,579,680 outstanding shares of Series A Preferred Stock will entitle the holders of the Series A Preferred Stock to 783,437 votes.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for the nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Time, on August 4, 2016.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominee for director;

•	“FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying BG Medicine, Inc.’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not, in and of itself, revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Marcum LLP as our independent registered public accounting firm for 2016, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, our Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

We are pleased to invite you to attend our 2016 annual meeting. The annual meeting will be held at 11:00 a.m. ET on August 5, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. When you arrive at Mintz Levin, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Investor Communications Solutions, Inc., by calling their toll free number, 1-800-690-6903.

If you do not wish to participate in “householding” and would like to receive your own set of BG Medicine, Inc.’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another BG Medicine, Inc. stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your BG Medicine, Inc. shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-962-4284 or writing them at 250 Royal Street, Canton, MA 02021

•	If a broker or other nominee holds your BG Medicine, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Future Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by going to www.computershare.com, accessing your account information and following the instructions provided on your proxy card or by following the instructions provided when you vote over the Internet.

FORM 15

On May 5, 2016, the Company filed with the SEC a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15, or the Form 15. The Form 15 filing will take effect 90 days after the filing of the Form 15; however, the Company’s duty to file periodic and current reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, was suspended immediately upon filing of the Form 15. The reasons for filing the Form 15 were generally noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on April 4, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 1, 2016 by:

•	each existing stockholder we know to beneficially own more than five percent of our common stock, which we call our principal stockholders;

•	each of our directors and our director nominee;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of June 1, 2016, pursuant to the conversion of the outstanding shares of Series A Preferred Stock or the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Each share of Series A Preferred Stock is convertible into one share of common stock. Percentage of ownership is based on 11,374,360 shares of common stock outstanding on June 1, 2016.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
Principal Stockholders
Entities affiliated with Flagship Ventures(2)	4,008,425	28.5%

Non-Employee Directors
Jeffrey R. Luber	—	*
James F. O’Connor	—	*
Stelios Papadopoulos, Ph.D.(3)	301,133	2.6%
Harry W. Wilcox	—	*

Named Executive Officers
Paul R. Sohmer, M.D.(4)	235,195	2.0%
Stephen P. Hall(5)	65,413	*
Aram Adourian, Ph.D.(6)	158,232	1.4%
All current directors and executive officers as a group (7 persons)(7)	759,973	6.5%

*	Less than 1%
(1)	Except as set forth below, the address of all directors, executive officers and stockholders is c/o BG Medicine, Inc., 303 Wyman Street, Suite 300, Waltham, Massachusetts 02451.
(2)

Consists of 58,232 shares of common stock, 67,018 shares of Series A Preferred Stock convertible into 122,083 shares of common stock and warrants to purchase 858 shares of common stock that are currently exercisable held by AGTC Advisors Fund, L.P. (“AGTC”); 786,970 shares of common stock, 909,696 shares of Series A Preferred Stock convertible into 1,657,155 shares of common stock and warrants to purchase 14,199 shares of common stock that are currently exercisable held by Applied Genomic Technology Capital Fund, L.P. (“AGTC Fund,” and together with AGTC, the “AGTC Funds”); 1,058 shares of common stock held by One Liberty Advisors Fund 2000 L.P. (“OneLiberty Advisors”); 20,106 shares of common stock held by OneLiberty Ventures 2000 L.P. (“OneLiberty Ventures,” and together with

OneLiberty Advisors, the “OneLiberty Funds”); and 441,072 shares of common stock and 497,729 shares of Series A Preferred Stock convertible into 906,692 shares of common stock held by Flagship Ventures Fund 2007, L.P. (“Flagship 2007”). AGTC Partners, L.P., the general partner of each of the AGTC Funds, NewcoGen Group, Inc., the general partner of AGTC Partners, L.P., Flagship Ventures Management, Inc. (“Flagship Inc.”), of which NewcoGen Group, Inc. is a wholly-owned subsidiary, and Noubar B. Afeyan, Ph.D., the director of Flagship Inc., may be deemed to share the right to direct the voting and dispositive control over the securities held by the AGTC Funds. In addition, as a managing member of OneLiberty Partners 2000, LLC, which is the general partner of each of the OneLiberty Funds, Mr. Kania shares voting and dispositive control over the shares beneficially owned by the OneLiberty Funds. As managers of Flagship Ventures 2007 General Partner LLC, which is the general partner of Flagship 2007, Dr. Afeyan and Mr. Kania may be deemed to share voting and dispositive control over the shares beneficially owned by Flagship 2007. Each of the reporting persons listed above expressly disclaims beneficial ownership of the securities of the Company owned by all other reporting persons except to the extent of its or his pecuniary interest therein. The address for all of the Flagship entities is One Memorial Drive, 7th Floor, Cambridge, Massachusetts 02142. Mr. Wilcox, one of our directors, is Chief Operating Officer and General Partner of Flagship Ventures, but does not have voting or dispositive control over the securities held by the AGTC Funds, the OneLiberty Funds or Flagship 2007.
(3)	Consists of 296,929 shares of common stock and options to purchase 4,204 shares of common stock which are exercisable within 60 days following June 1, 2016.
(4)	Consists of 53,161 shares of common stock and options to purchase 182,034 shares of common stock which are exercisable within 60 days following June 1, 2016.
(5)	Consists of 31,034 shares of common stock and options to purchase 34,379 shares of common stock which are exercisable within 60 days following June 1, 2016.
(6)	Consists of 35,770 shares of common stock and options to purchase 122,462 shares of common stock which are exercisable within 60 days following June 1, 2016.
(7)	See footnotes 3 through 7. Includes securities held by Dr. Adourian, our Chief Scientific Officer. In May 2016 Dr. Adourian terminated his employment with the Company but he continues to serve as the Chief Scientific Officer of the Company on a consulting basis.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows: (1) Jeffrey R. Luber and Stelios Papadopoulos, Ph.D. constitute a class (Class I) with a term ending at our annual meeting of stockholders to be held in 2018; (2) James F. O’Connor constitutes a class (Class II) with a term ending at our 2016 annual meeting of stockholders; and (3) Harry W. Wilcox and Paul R. Sohmer, M.D. constitute a class (Class III) with a term ending at our annual meeting of stockholders to be held in 2017. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that each class will consist of approximately one-third of the directors.

On March 25, 2016, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate James F. O’Connor for election at the annual meeting for a term of three years to serve until the 2019 annual meeting of stockholders, and until his successor has been elected and qualified.

Set forth below are the names of the person nominated as a director for election at the 2016 annual meeting of stockholders and directors whose terms do not expire this year, their ages as of June 1, 2016, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.

Name	Age	Position
Jeffrey R. Luber(1)	49	Director
James F. O’Connor(1)	75	Director
Stelios Papadopoulos, Ph.D.(2)(3)	67	Director
Paul R. Sohmer, M.D.	67	President, Chief Executive Officer and Director
Harry W. Wilcox(2)(3)	62	Chairman of the Board

(1)	Member of our Audit Committee. Mr. O’Connor is the chairman of the committee.
(2)	Member of our Nominating and Governance Committee. Dr. Papadopoulos is the chairman of the committee.
(3)	Member of our Compensation Committee. Mr. Wilcox is the chairman of the committee.

Jeffrey R. Luber has served on our Board of Directors since February 2016. Mr. Luber has more than twenty years of life sciences experience, having served in lead business and legal roles in both public and private companies. Since March 2016, Mr. Luber has served as President, Chief Executive Officer and on the Board of Directors of Good Start Genetics, Inc., a molecular genetics information company, where he previously served as Vice President, Corporate Development and General Counsel from July 2014 to March 2016. From August 2009 to July 2014, Mr. Luber served as Vice President, Corporate Development and General Counsel of SynapDx Corp., a laboratory services company that he co-founded. From March 2008 to April 2009, Mr. Luber served as Chief Executive Officer of EXACT Sciences Corp., a publicly-traded diagnostics company, where he led its turnaround and recapitalization through a strategic transaction with Genzyme Corp. At EXACT Sciences Corp., Mr. Luber also served as its President from July 2007 to April 2009, Chief Financial Officer and Treasurer from April 2006 to July 2007 and General Counsel from November 2002 to July 2007. Mr. Luber previously served on the boards of directors of EXACT Sciences Corp. and the Accelerated Cure Project for Multiple Sclerosis. He

received his BS in Business Administration from Southern Connecticut State University and his JD and MBA from Suffolk University. Our Board concluded that Mr. Luber should serve as a director because Mr. Luber has extensive experience in finance, legal and corporate development roles at public and private companies, as well as experience working on the boards of directors of public and not-for-profit companies.

James F. O’Connor has served on our Board of Directors since November 2015. Mr. O’Connor has over forty years of substantive business experience covering all aspects of finance, operations, strategy and corporate development. Since 1998, Mr. O’Connor has been the principal Managing Director of The Chartwell Company, a merchant and investment banking firm. Mr. O’Connor is a certified public accountant. Some of Mr. O’Connor’s previous directorships include: SPS Technologies (1994-2003), which was sold to Precision Cast Products in 2003; Color Kinetics (2002-2007), which was sold to Phillips Lighting Products in 2007; PC Cox Holding Ltd. (1996-2008); and Caritas Christi Health Care System (2008-2011), which was sold to Cerberus Capital in 2011. Mr. O’Connor received a B.S. from Boston College and was a Rotary International Foundation Fellow at the Swiss School of Economics. Our Board of Directors concluded that Mr. O’Connor should serve as a director and our Audit Committee Chairman because Mr. O’Connor has extensive experience in corporate finance, accounting, operations, strategy, mergers & acquisitions, as well as experience working on the boards of directors of public, private and non-for-profit companies.

Stelios Papadopoulos, Ph.D., has served on our Board of Directors since 2003. Since 2000, he has served as Chairman of Fondation Santé, a private charitable foundation whose mission is to provide support for research and education in the life sciences. Dr. Papadopoulos served as Vice Chairman of Cowen and Company, LLC from 2003 until 2006 and as Managing Director from 2000 until 2003. While at Cowen and Company, LLC, he worked as an investment banker focused on the biotech and pharmaceutical sectors. Prior to joining Cowen and Company, LLC, he worked as an investment banker at PaineWebber, Incorporated, from 1987 to 2000, where he was Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology from 1996 to 2000. Dr. Papadopoulos is a co-founder and Chairman of the Board of Exelixis, Inc. Dr. Papadopoulos currently serves as chairman of the board of Regulus Therapeutics, Inc. and Biogen Inc. and he is a member of the board of directors of Joule Unlimited, Inc. During the past five years, he also served on the board of directors of Anadys Pharmaceuticals, Inc. (until it was acquired by Roche in 2011), and Cellzome, Inc. (until it was acquired by GlaxoSmithKline in 2012). He is also a member of the board of visitors of Duke University School of Medicine and the board of Global Advisors of the Duke Institute of Health Innovation. Dr. Papadopoulos holds a Ph.D. in biophysics and an M.B.A. in finance, both from New York University. Our Board of Directors concluded that Dr. Papadopoulos should serve as a director as of the date of this filing because of his valuable corporate finance expertise and his deep scientific knowledge and familiarity with public and private life science companies. Having been a member of the compensation, audit and governance committees of public company boards, Dr. Papadopoulos is also familiar with a broad range of corporate and board functions. Dr. Papadopoulos brings a wealth of experience in founding, building and investing in life science companies.

Paul R. Sohmer, M.D., our President, Chief Executive Officer and Director (see biography in the section below titled “Executive Compensation – Executive Officers”)

Harry W. Wilcox has served on our Board of Directors since May 2015. Mr. Wilcox has been Chief Operating Officer and General Partner of Flagship Ventures, a venture capital firm, since 2013. From 2006 to 2013, he was Chief Financial Officer and Partner of Flagship Ventures. From 2004 to 2006, he was Chief Financial Officer and Senior Vice President of Corporate Development of EXACT Sciences. Mr. Wilcox received his M.B.A. from Boston University and his B.S. in Finance from the University of Arizona. Mr. Wilcox currently serves as a director of T2 Biosystems, Inc., an in vitro diagnostics company. Our Board of Directors concluded that Mr. Wilcox should serve as a director as of the date of this filing because of Mr. Wilcox’s experience leading successful healthcare and technology companies, and his experience as a venture investor.

Committees of the Board of Directors and Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. All of our committee charters are posted on our website at investor.bg-medicine.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 303 Wyman Street, Suite 300, Waltham, Massachusetts 02451.

Meeting Attendance. During the fiscal year ended December 31, 2015, there were 35 meetings of our Board of Directors, and the various committees of the board met a total of 10 times. No director attended fewer than 75% of the total number of meetings of the board and of the committees of the board on which he served during fiscal 2015. The board has adopted a policy under which each member of the board is strongly encouraged but not required to attend each annual meeting of our stockholders. One of our directors attended the annual meeting of our stockholders held in 2015.

Audit Committee. Our audit committee is comprised of Mr. O’Connor (chairman) and Mr. Luber. Dr. Papadopoulos was previously a member of the audit committee until he resigned from the committee on March 25, 2016. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market LLC, or NASDAQ. Our Board of Directors has determined that Mr. O’Connor is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. Please also see the Report of the Audit Committee set forth elsewhere in this proxy statement. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter. Our audit committee is authorized, among other things, to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters; and

•	oversee internal audit functions, if any.

Compensation Committee. Our compensation committee is currently comprised of Mr. Wilcox (chairman) and Dr. Papadopoulos. All members of the compensation committee qualify as independent under the current definition promulgated by NASDAQ. At times when not all members of our compensation committee qualify as “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our Board of Directors, rather than our compensation committee, retains the authority to approve equity awards being granted to our directors and executive officers. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter. Our compensation committee is authorized, among other things, to:

•	review and recommend the compensation arrangements for management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	retain, obtain advice from, and directly oversee, compensation advisors, as necessary or helpful to inform compensation arrangements for management, and evaluate potential conflicts of interests in connection therewith;

•	administer our stock incentive and purchase plans; and

•	oversee the evaluation of management.

The Compensation Committee engaged independent compensation consultant Radford, an Aon Hewitt company, or Radford, to assist it in considering and determining the compensation for our executive officers and directors in 2015. Radford was engaged by, and reported to, the Compensation Committee, which has the sole authority to hire or fire advisers, including compensation consultants, and to approve the fee arrangements for any work performed. Radford assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Compensation Committee authorized Radford to interact with management on behalf of the Compensation Committee, in connection with advising the Compensation Committee, and Radford was included in discussions with management on matters being brought to the Compensation Committee for consideration and attended the meetings of the Compensation Committee. It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2015, Radford was the only compensation consultant that provided services to the Compensation Committee. The Compensation Committee has not retained Radford to provide services to the Compensation Committee in 2016. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of NASDAQ and concluded that Radford’s work for the Compensation Committee does not raise any conflict of interest. The Company did its own analyses for fiscal 2016 utilizing data from comparable companies utilized by Radford for fiscal 2014 and 2015.

Nominating and Governance Committee. Our nominating and governance committee is comprised of Dr. Papadopoulos (chairman) and Mr. Wilcox. All members of the nominating and governance committee qualify as independent under the current definition promulgated by NASDAQ. Our nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter. Our nominating and governance committee is authorized, among other things, to:

•	identify and nominate candidates for election to the Board of Directors;

•	evaluate the specific experience, qualifications, attributes and skills of each director relative to the Company’s needs for its Board of Directors;

•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

•	lead the Board of Directors in its annual review of the Board of Directors’ performance.

Our nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, our nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. For each annual meeting, our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the nominating and governance committee, in care of our Corporate Secretary at 303 Wyman Street, Suite 300, Waltham, Massachusetts 02451, and must be received by the deadlines set forth in this proxy statement under the heading “Stockholder Proposals and Nominations for Director.” The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•	if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding BG Medicine; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board of Directors and to the governance of BG Medicine and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of BG Medicine. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of BG Medicine for its stockholders;

•	candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of BG Medicine;

•	candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•	candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to us; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the nominating and governance committee will also take into account the extent to which the candidate would fill a present need on the Board of Directors, including the extent to which a candidate meets the independence and experience standards promulgated by the Securities and Exchange Commission and by any applicable stock exchange.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of our Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Director Compensation

In June 2010, our Board of Directors adopted a Non-Employee Director Compensation Policy that became effective on February 9, 2011, the date we completed our initial public offering. The policy is designed to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Directors who are also our employees, such as our Chief Executive Officer, will not receive additional compensation for their services as directors.

Effective October 1, 2014 until November 18, 2015, our Board of Directors suspended further payments of cash and equity compensation to its non-employee directors under our Non-Employee Director Compensation Policy for services to be provided by the non-employee directors. The Board took this action to conserve the Company’s cash and equity to deploy for other operational purposes.

In November 2015, our Board of Directors amended and restated the Non-Employee Director Compensation Policy that became effective on November 18, 2015. Under the amended and restated policy, upon initial election or appointment to the Board of Directors, new non-employee directors receive a non-qualified stock option to purchase 10,000 shares, or 12,500 shares if the director serves as the chairperson of a standing Board committee, of our common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. Each year of a non-employee director’s tenure, the director will receive a non-qualified stock option to purchase 5,000 shares, or 7,500 shares if the director serves as the chairperson of a standing Board committee, of our common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. The options become fully vested and exercisable upon a change of control. The Board of Directors did not reinstate any cash compensation to non-employee directors under the amended and restated policy.

All members of our Board of Directors are eligible to receive full reimbursement of reasonable out-of-pocket expenses incurred for their attendance at our board meetings.

The following table sets forth a summary of the compensation earned by our directors in 2015, other than Dr. Sohmer, who is also our Chief Executive Officer, and/or paid to certain of our directors in 2015:

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Harry W. Wilcox (Chairman)(2)	$—	$2,192	$2,192
Jeffrey R. Luber.(3)	—	—	—
James F. O’Connor(4)	—	5,479	5,479
Stelios Papadopoulos, Ph.D.(5)	—	2,192	2,192

(1)	These amounts represent the aggregate grant date fair value of options granted to each director in 2015 computed in accordance with ASC Topic 718. Valuation assumptions are described in the notes to financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on April 4, 2016.
(2)	As of December 31, 2015, Mr. Wilcox held options to purchase 5,000 shares of our common stock, of which none were vested.
(3)	As of December 31, 2015 Mr. Luber held no options to purchase shares of our common stock.
(4)	As of December 31, 2015, Mr. O’Connor held options to purchase 12,500 shares of our common stock, of which none were vested.
(5)	As of December 31, 2015, Dr. Papadopoulos held options to purchase 9,204 shares of our common stock, of which 4,204 were vested.

Board Leadership Structure

Our current board leadership structure separates the positions of Chief Executive Officer and Chairman, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer is primarily responsible for our operations and commercial strategy, while our Chairman is primarily focused on matters pertaining to our strategic direction and corporate governance, including management oversight. While the Board believes that this is the most appropriate structure for the Company at this time, the Board retains the authority to change the board structure, including the possibility of combining the Chief Executive Officer and Chairman positions, if it deems such a change to be appropriate in the future.

Board Role in Risk Oversight

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts. Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the Board in its oversight of the evaluation and management of risks related to our compensation policies and practices. The nominating and governance committee oversees the Company’s director independence and corporate governance policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner, the Board is able to coordinate its risk oversight.

Diversity

Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees for director. However, the nominating and governance committee will consider issues of diversity among the members of the Board in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and experience on the Board and its committees.

Stockholder Communications to the Board

Our Board of Directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Executive Vice President, Chief Financial Officer and Treasurer, is primarily responsible for monitoring communications from stockholders. All security holder communications meeting the requirements listed below and addressed to the Board will be forwarded to the Chairman of the Board for consideration of the Board at its next meeting.

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 434-0204. However, any stockholder who wishes to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Board of Directors at Attn: Security Holder Communication, Board of Directors, BG Medicine, Inc., 303 Wyman Street, Suite 300, Waltham, MA 02451. Communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of the Company that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company’s engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company (it being understood, however, that issues of social concern arising by reason of the business and operations of the Company are not intended to be excluded under this criterion).

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers and their respective ages and positions as of June 1, 2016 are as follows:

Name	Age	Position
Paul R. Sohmer, M.D.	67	President, Chief Executive Officer and Director
Stephen P. Hall	65	Executive Vice President, Chief Financial Officer and Treasurer
Aram Adourian, Ph.D.	46	Senior Vice President, Chief Scientific Officer

The biographies of our executive officers appear below.

Paul R. Sohmer, M.D. joined us in May 2013 as President, Chief Executive Officer and a member of the Board of Directors. Dr. Sohmer served as President and Chief Executive Officer of Viracor-IBT Laboratories, Inc., a diagnostic and research laboratory specializing in allergy, immunology, and infectious disease testing from January 2011 to September 2012. Prior to joining Viracor-IBT Laboratories, from February 2009 to January 2011, Dr. Sohmer served as Chief Executive Officer of Orthocon, Inc., a company that develops, manufactures, markets, and sells implantable products designed to stop bone bleeding. From 2007 to 2009, Dr. Sohmer served on the RadPharm, Inc. Board of Directors, and from 2008 to 2009, he served as Chairman of the Board of Directors of Molecular Biometrics, Inc. Dr. Sohmer served as Interim CEO of Cylex, Inc. from January through March of 2008 and CEO of Pathway Diagnostics from May to September of 2008. From June 2000 to December 2006, Dr. Sohmer served as Chairman, President and Chief Executive Officer of TriPath Imaging, Inc. (NASDAQ:TPTH). From 1997 to 2000, Dr. Sohmer served as President and Chief Executive Officer of Neuromedical Systems, Inc. (NASDAQ:NSIX). From 1992 to 1996, Dr. Sohmer served as President and Chief Executive Officer of Genetrix, Inc., a genetic testing lab. From 1991 to 1992, Dr. Sohmer served as Vice President of Professional Services for Nichols Institute. From 1985 to 1991, Dr. Sohmer served as President and Chief Executive Officer of Pathology Institute, Inc., where he led the first commercial introduction of polymerase chain reaction (PCR) for diagnosis of HIV and founded the Chiron Reference Laboratory. Dr. Sohmer received his B.A. from Northwestern University and M.D. from the Chicago Medical School. Dr. Sohmer was named the Ernst and Young Carolinas Life Sciences Entrepreneur of the Year in 2005. Our Board of Directors concluded that Dr. Sohmer should serve as a director as of the date of this filing because he is our President and Chief Executive Officer and he brings more than 25 years of experience leading the growth of commercial-stage companies focused on diagnostics, laboratory services, and medical devices.

Stephen P. Hall joined us in December 2013 as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining us, Mr. Hall served as Vice President of Finance and Chief Accounting Officer of Stemline Therapeutics, Inc., a public biopharmaceutical company, from October 2012 to November 2013. Previously, Mr. Hall was founder and managing director of Deimos Consulting, LLC, a management consulting firm specializing in life sciences. Mr. Hall has also served as Senior Vice President, Chief Financial Officer, Chief Compliance Officer and Treasurer of Orthocon, Inc., a New York-based medical products company, from October 2009 to October 2010. Prior to this, Mr. Hall served as Senior Vice President, Chief Financial Officer and Treasurer of Helicos BioSciences, a public life science company, from May 2008 until August 2009. Mr. Hall previously served as Senior Vice President and Chief Financial Officer of TriPath Imaging, Inc., a public cancer diagnostics company, from September 2001 to December 2006, when it was acquired by Becton, Dickinson and Company, at which time Mr. Hall continued to serve as Senior Advisor to Becton, Dickinson and Company from December 2006 to June 2007. Mr. Hall served as Chief Financial Officer of Colorado Medtech, Inc., a public medical products and services company, from September 1999 until August 2001 and also served as President of its Imaging and Power System Division. From September 1990 to August 1993, he served as Chief Financial Officer for BioTechnica International, Inc., a publicly-held agricultural products company. Mr. Hall spent four years with the accounting firm of Peat, Marwick, Mitchell & Co. He earned an A.B. degree from Harvard College and an MBA from the Stanford Graduate School of Business.

Aram Adourian, Ph.D. joined us in August 2000 as Director, Advanced Technologies, and served in such position until June 2002. From June 2002 until October 2003, Dr. Adourian worked as our Senior Director, Technology Assessment. In October 2003, Dr. Adourian was promoted to Vice President, Computational Sciences and served in such position until January 2007, when he was designated a general Vice President and served in such position until January 2009. In January 2009, Dr. Adourian was appointed as our Vice President, Scientific Affairs. In October 2012, Dr. Adourian was appointed as our Senior Vice President, Chief Scientific Officer. In May 2016, Dr. Adourian terminated his employment with the Company but he continues to serve as the Chief Scientific Officer of the Company on a consulting basis. Prior to joining us, Dr. Adourian worked at the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology. While at MIT, Dr. Adourian served as Project Manager for Bioinformatics specializing in the development of novel systems and approaches for biomolecular sequencing, analysis and modeling. Dr. Adourian earned his Ph.D. at Harvard University in Statistical Physics, where he was a recipient of the Rudenberg Research Prize, and received his undergraduate degree in Physics from Cornell University.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2015 and 2014 to our chief executive officer and our two other highest paid executive officers during 2015. We refer to these three officers as our named executive officers.

Name and principal position	Year	Salary		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Paul R. Sohmer, M.D.	2015	$400,000		$—	$139,731	—	$29,168	(2)	$568,899
President and Chief Executive Officer	2014	400,000	(2)	127,881	180,595	—	51,839	(2)	760,315

Stephen P. Hall	2015	290,000		—	97,812	—	61,028	(3)	448,840
Executive Vice President, Chief Financial Officer and Treasurer	2014	290,000	(3)	74,178	—	—	54,165	(3)	418,343

Aram Adourian, Ph.D.	2015	275,000		—	97,812	—	—		372,812
Senior Vice President, Chief Scientific Officer	2014	275,000		61,542	101,412	—	—		437,954

(1)	These amounts represent the aggregate grant date fair value of the options and restricted stock units for fiscal years 2015 and 2014 computed in accordance with ASC Topic 718. Valuation assumptions are described in the notes to financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on April 4, 2016.
(2)	The amounts reported under “All Other Compensation” for 2015 and 2014 represent the additional compensation Dr. Sohmer received pursuant to his employment agreement, which includes his rental expenses and car lease expenditures.
(3)	The amounts reported under “All Other Compensation” for 2015 and 2014 represent the additional compensation Mr. Hall received pursuant to his employment agreement, which includes his commuting and temporary living expenses.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements With Our Named Executive Officers

Paul R. Sohmer, M.D. Effective May 8, 2013, we appointed Dr. Sohmer as our President and Chief Executive Officer and entered into an employment agreement with him, which sets forth his compensation and certain other terms. Pursuant to his employment agreement, Dr. Sohmer will be paid an annual base salary of $400,000 and he will be eligible to receive an annual bonus of up to 50% of his annual base salary upon the achievement of specific milestones to be mutually agreed upon by the Board and Dr. Sohmer. The employment agreement also provides that Dr. Sohmer was to receive a stock option to purchase 175,000 shares of our common stock, a portion of which was granted as an inducement material to Dr. Sohmer’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4). The stock option was granted on May 10, 2013 at an exercise price of $6.68 per share, which was the closing price of our common stock on the NASDAQ Global Market on the grant date. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on the anniversary of Dr. Sohmer’s start date and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter. In addition, when the Company first achieves $10,000,000 in net sales during a twelve-month period and Dr. Sohmer is providing services to us at such time, the Company has agreed to grant him 87,500 restricted stock units of the Company. The restricted stock units will vest 25% on the first anniversary of the twelfth calendar month end that marked the achievement of the above-referenced performance milestone, and thereafter the remaining 75% shall vest in equal installments on a quarterly basis on the last day of each quarter over a period of three years following such first anniversary, provided that Dr. Sohmer remains employed by the Company on the applicable vesting date. In addition, when the Company first achieves $30,000,000 in net sales during a twelve-month period and Dr. Sohmer is providing services to us at such time, the Company has agreed to grant him 87,500 restricted stock units of the Company. The restricted stock units will vest 25% on the first anniversary of the twelfth calendar month end that marked the achievement of the above-referenced performance milestone, and thereafter the remaining 75% shall vest in equal installments on a quarterly basis on the last day of each quarter over a period of three years following such first anniversary, provided that Dr. Sohmer remains employed by the Company on the applicable vesting date. If the Company consummates a change of control (as defined in Dr. Sohmer’s employment agreement), his then outstanding but unvested restricted stock units and stock options will become fully vested and immediately exercisable. As a condition of his employment, Dr. Sohmer entered into a non-competition and non-solicitation agreement pursuant to which he agreed to not compete with us for a period of twelve months after the termination of his employment. On February 4, 2014, the Company granted stock options to Dr. Sohmer to purchase 62,499 shares of our common stock at an exercise price of $4.60 per share, which was the closing price of our common stock on the NASDAQ Capital Market on the grant date. The stock option has a ten-year term, 25% of the total number of shares subject to these options vested on February 4, 2015 and the remainder vests 6.25% per quarter thereafter. On October 7, 2014, the Company issued 81,975 restricted stock units to Dr. Sohmer pursuant to an RSU agreement. In the aggregate, 50% of the total number of shares subject to these RSUs vested on August 15, 2015 and the remainder vested on March 31, 2016. On February 20, 2015, the Company granted stock options to Dr. Sohmer to purchase 50,000 shares of our common stock at an exercise price of $3.28 per share, which was the closing price of our common stock on the NASDAQ Capital Market on the grant date. The stock option has a ten-year term, 25% of the total number of shares subject to these options vested on February 20, 2016 and the remainder vests 6.25% per quarter thereafter. Bonuses were not awarded for the 2014 or 2015 fiscal years.

Stephen P. Hall. On November 13, 2013, we entered into an employment agreement with Mr. Hall that took effect on December 3, 2013, which sets forth his compensation and certain other terms. Pursuant to his employment agreement, Mr. Hall will be paid an annual base salary of $290,000 and he will be eligible to receive an annual bonus of up to 40% of his annual base salary upon the achievement of specific corporate and individual milestones. The employment agreement also provides that Mr. Hall was to receive a stock option to purchase 37,500 shares of our common stock. The stock option was granted on December 17, 2013 at an exercise price of $3.56 per share, which was the closing price of our common stock on the NASDAQ Global Market on the grant date. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on the anniversary of Mr. Hall’s start date and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter. In addition, when the Company first achieves $15,000,000 in net sales during a twelve-month period and Mr. Hall is providing services to us at such time, the Company has agreed to grant him 28,750 restricted stock units of the Company. The restricted stock units will vest 25% on the first anniversary of the twelfth calendar month end that marked the achievement of the above-referenced performance milestone, and thereafter the remaining 75% shall vest in equal installments on a quarterly basis on the last day of each quarter over a period of three years following such first anniversary, provided that Mr. Hall remains employed by the Company on the applicable vesting date. In addition, when the Company first completes at least a $20,000,000 non-dilutive financing and Mr. Hall is providing services to us at such time, the Company has agreed to grant him 28,750 restricted stock units of the Company. The restricted stock units will vest 25% on the first anniversary of the twelfth calendar month end that marked the achievement of the above-referenced performance milestone, and thereafter the remaining 75% shall vest in equal installments on a quarterly basis on the last day of each quarter over a period of three years following such first anniversary, provided that Mr. Hall remains employed by the Company on the applicable vesting date. If the Company consummates a change of control (as defined in Mr. Hall’s employment agreement), then an amount of his then-outstanding but unvested restricted stock units and stock options equal to the amount that would have vested had he remained with the company for twelve months following the date of termination will become fully vested and immediately exercisable. On October 7, 2014, the Company issued 47,550 restricted stock units to Mr. Hall pursuant to an RSU agreement. In the aggregate, 50% of the total number of shares subject to these RSUs vested on August 15, 2015 and the remainder vested on March 31, 2016. On February 20, 2015, the Company granted stock options to Mr. Hall to purchase 35,000 shares of our common stock at an exercise price of $3.28 per share, which was the closing price of our common stock on the NASDAQ Capital Market on the grant date. The stock option has a ten-year term, 25% of the total number of shares subject to these options vested on February 20, 2016 and the remainder vests 6.25% per quarter thereafter. As a condition of his employment, Mr. Hall entered into a non-competition and non-solicitation agreement pursuant to which he agreed to not compete with us for a period of twelve months after the termination of his employment. Bonuses were not awarded for the 2014 or 2015 fiscal years.

Aram Adourian, Ph.D. On October 17, 2012, we entered into an employment agreement with Dr. Adourian that took effect on October 4, 2012, pursuant to which his annual base salary was increased to $275,000. Pursuant to his employment agreement, Dr. Adourian was eligible to receive an annual bonus of up to 35% of his annual base salary upon the achievement of performance milestones. On February 4, 2014, the Company issued stock options to Dr. Adourian to purchase 12,499 shares of our common stock at an exercise price of $4.60 per share, which was the closing price of our common stock on the NASDAQ Capital Market on the grant date. The stock option has a ten-year term, 25% of the total number of shares subject to these options vested on February 4, 2015 and the remainder vests 6.25% per quarter thereafter. On October 7, 2014, the Company issued 39,450 restricted stock units to Dr. Adourian pursuant to an RSU agreement. In the aggregate, 50% of the total number of shares subject to these RSUs vested on August 15, 2015 and the remainder vested on March 31, 2016. On February 20, 2015, the Company issued stock options to Dr. Adourian to purchase 35,000 shares of our common stock at an exercise price of $3.28 per share, which was the closing price of our common stock on the NASDAQ Capital Market on the grant date. The stock option has a ten-year term, 25% of the total number of shares subject to these options vested on February 20, 2016 and the remainder vests 6.25% per quarter thereafter. Bonuses were not awarded for the 2014 or 2015 fiscal years. As a condition of his employment, Dr. Adourian has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with us for a period of twelve months after the termination of his employment. Dr. Adourian was entitled to certain benefits in connection with a termination of his employment or a change of control discussed below under “– Potential Payments Upon Termination or Change of Control.” In May 2016, Dr. Adourian terminated his employment with the Company but he continues to serve as the Chief Scientific Officer of the Company on a consulting basis.

Confidential Information and Assignment of Inventions Agreements

Each of our named executive officers has also entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2015. Unless otherwise indicated below, all stock options listed in the following table were granted under the 2001 Stock Option and Incentive Plan, as amended, or the 2010 Employee, Director and Consultant Stock Plan, which we refer to as the 2001 Plan and 2010 Plan, respectively.

	Option Awards						Stock Awards
Name and principal position	Number of Securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)
Paul R. Sohmer, M.D.	109,378		65,622	(2)	$6.68	May 10, 2023
President and Chief Executive Officer	27,345		35,154	(3)	$4.60	February 4, 2024
	—		—		—	—	40,987	(4)	$14,960
	—		50,000	(5)	$3.28	February 20, 2025

Stephen P. Hall	18,752		18,248	(6)	$3.56	December 17, 2023
Executive Vice President, Chief Financial Officer and Treasurer	—		—		—	—	23,755	(7)	$8,678
	—		35,000	(8)	$3.28	February 20, 2025

Aram Adourian, Ph.D.	10,799		—		$30.00	September 16, 2018
Senior Vice President, Chief Scientific Officer	1,124		—		$30.00	January 23, 2019
	1,218		—		$42.68	January 23, 2018
	8,103		—		$31.84	June 30, 2021
	9,374	(9)	625	(9)	$31.36	February 22, 2022
	7,500	(10)	2,500	(10)	$14.44	October 4, 2022
	31,250	(11)	18,749	(11)	$6.76	April 26, 2023
	17,094	(12)	18,655	(12)	$4.60	February 4, 2024
	—		—		—	—	19,725	(13)	$7,200
	—		35,000	(14)	$3.28	February 20, 2025

(1)	The market value of the stock awards was determined by multiplying the number of shares by $0.365, the closing price of our common stock as quoted on OTCQB Market on December 31, 2015, the last trading day of our fiscal year.
(2)	Represents shares issuable upon exercise of an incentive stock option and a non-qualified stock option, the latter of which was granted as an inducement material to Dr. Sohmer’s acceptance of employment with us and was not granted under the 2010 Plan or the 2001 Plan. In the aggregate, 25% of the total number of shares subject to these options vested on May 8, 2014 and the remainder vests 6.25% per quarter thereafter.
(3)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on February 4, 2015 and the remainder vests 6.25% per quarter thereafter.
(4)	Represents shares issuable upon vesting of restricted stock units (“RSUs”) granted pursuant to an RSU agreement. In the aggregate, 50% of the total number of shares subject to these RSUs vested on August 15, 2015 and the remainder vested on March 31, 2016.
(5)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on February 20, 2016 and the remainder vests 6.25% per quarter thereafter.
(6)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on December 17, 2014 and the remainder vests 6.25% per quarter thereafter.

(7)	Represents shares issuable upon vesting of RSUs granted pursuant to an RSU agreement. In the aggregate, 50% of the total number of shares subject to these RSUs vested on August 15, 2015 and the remainder vested on March 31, 2016.
(8)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on February 20, 2016 and the remainder vests 6.25% per quarter thereafter.
(9)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on February 22, 2013 and the remainder vests 6.25% per quarter thereafter.
(10)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on October 4, 2013 and the remainder vests 6.25% per quarter thereafter.
(11)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on April 26, 2014 and the remainder vests 6.25% per quarter thereafter.
(12)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. With respect to 12,500 of these shares, 25% vested on April 26, 2014 and the remainder vests 6.25% per quarter thereafter. With respect to 23,250 of these shares, 50% vested on February 4, 2015 and the remainder vested on February 4, 2016.
(13)	Represents shares issuable upon vesting of RSUs granted pursuant to an RSU agreement. In the aggregate, 50% of the total number of shares subject to these RSUs vested on August 15, 2015 and the remainder vested on March 31, 2016.
(14)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on February 20, 2016 and the remainder vests 6.25% per quarter thereafter.

Additional Narrative Disclosure

We have a defined contribution retirement plan in which all employees are eligible to participate. Our plan is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions by employees and by us to our plan and income earned on plan contributions are not taxable to employees until withdrawn or distributed from the plan, and so that contributions, including employee salary deferral contributions, will be deductible by us when made. We do not currently provide matching contributions under this plan but may choose to do so in the future. We also contribute to medical, disability and other standard insurance for our employees. Our non-employee directors do not receive pension, retirement or similar benefits from us.

Potential Payments upon Termination or Change of Control

We have agreed to provide severance benefits and change of control arrangements to our named executive officers, as described below.

Paul R. Sohmer, M.D. Dr. Sohmer’s employment agreement provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve months of his then current annual base salary, which will be payable over twelve months, (b) the payment equal to twelve months of health insurance premiums at the Company’s then normal rate of contribution, and (c) payment of his annual bonus if termination takes place on or after December 31 of any calendar year but before the annual bonus for that year is paid. Receipt of these severance and benefits is subject to the execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company. In addition, Dr. Sohmer’s employment agreement provides that if his employment is involuntarily terminated within twelve months following the consummation of a change of control (as defined in Dr. Sohmer’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve months of his then current annual base salary, which will be payable over twelve months, (b) the payment equal to twelve months of health insurance premiums at the Company’s then normal rate of contribution, (c) payment of his annual bonus if termination takes place on or after December 31 of any calendar year but before the annual bonus for that year is paid and (d) his then-outstanding but unvested restricted stock units and stock options shall become fully vested and immediately exercisable. As a condition of employment, Dr. Sohmer has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of twelve months after the termination of his employment. Receipt of his severance and other termination benefits is subject to his execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

Stephen P. Hall. Mr. Hall’s employment agreement provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine months of his then current annual base salary, which will be payable over nine months and (b) the payment equal to nine months of health insurance premiums at the Company’s then normal rate of contribution. Receipt of these severance and benefits is subject to the execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company. In addition, Mr. Hall’s employment agreement provides that if his employment is involuntarily terminated within twelve months following the consummation of a change of control (as defined in Mr. Hall’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine months of his then current annual base salary, which will be payable over nine months, (b) the payment equal to nine months of health insurance premiums at the Company’s then normal rate of contribution, and (c) his then-outstanding but unvested restricted stock units and stock options will accelerate by twelve months. As a condition of employment, Mr. Hall has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of twelve months after the termination of his employment. Receipt of his severance and other termination benefits is subject to his execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

Aram Adourian, Ph.D. The employment agreement that we entered into with Dr. Adourian in October 2012 provides that if his employment was involuntarily terminated for reasons other than for cause, disability, or death at any time, he would be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six months of his original annual base salary, which will be payable over six months and (b) the payment equal to six months of his health insurance premiums at the Company’s then normal rate of contribution. In addition, we are a party to an amended and restated change of control cash severance agreement with Dr. Adourian. If Dr. Adourian was not offered comparable employment with the successor upon a change of control, or he began employment with the successor but resigns for good reason or was terminated without cause within twelve months following the change of control, then Dr. Adourian had the right to receive a severance payment in an amount equal to six months of base salary then in effect, one-half of which is payable within thirty days following the triggering event and the balance upon the earlier of six months following the triggering event or his death. Dr. Adourian also had the right to continuation of benefits then in effect for a period of six months following the triggering event. Pursuant to the terms of Dr. Adourian’s option agreements, upon a change of control, Dr. Adourian’s unvested options would accelerate by nine months. In May 2016, Dr. Adourian terminated his employment with the Company but he continues to serve as the Chief Scientific Officer of the Company on a consulting basis.

Each executive is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive from competing with us during the term of his or her employment and for twelve months after termination of employment. We believe that the severance and change of control packages for our executive officers are consistent with severance and change of control packages offered to executive officers of comparable companies as represented by compensation data we have reviewed.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015, with respect to common stock that may be issued under the Company’s existing equity compensation plans.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	516,881	(3)	$7.28	232,174	(4)

Equity compensation plans not approved by security holders(2)	175,000		$6.68	—

Total	691,881		$7.13	232,174

(1)	Consists of the 2001 Stock Option and Incentive Plan, as amended (the “2001 Stock Plan”), the 2010 Employee, Director and Consultant Stock Plan (the “2010 Stock Plan”), and the 2010 Employee Stock Purchase Plan (the “2010 ESPP”).
(2)	Consists of a stock option to purchase 175,000 shares of common stock granted to Dr. Sohmer, our President and Chief Executive Officer, pursuant to his employment agreement with us as an inducement material to Dr. Sohmer’s acceptance of his employment.
(3)	Consists of outstanding options to purchase 47,783 shares of common stock under the 2001 Stock Plan and 469,098 shares of our common stock under the 2010 Stock Plan.
(4)	Consists of 172,876 shares of common stock available for future issuance under the 2010 Stock Plan and 59,298 shares of common stock available for issuance under the 2010 ESPP. There are no shares of common stock available for future issuance under the 2001 Stock Plan. Shares under the 2010 Stock Plan may become the subject of future awards in the form of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock based awards. Only shares of common stock are issuable under the 2010 ESPP. Under the 2010 ESPP, each eligible employee may purchase a limited number of shares of the common stock of the Company two times each year (on May 15 and November 15) at a purchase price equal to 85% of the fair market value of the common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at http://investor.bg-medicine.com/governance.cfm. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Marcum LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2015, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and Marcum LLP, our independent registered public accounting firm;

•	Discussed with Marcum LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 16 – Communications with Audit Committees; and

•	Received written disclosures and the letter from Marcum LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee and the Audit Committee further discussed with Marcum LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Marcum LLP, the members constituting the Audit Committee on March 23, 2016 recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of the BG Medicine, Inc. Audit Committee on

March 23, 2016:

James F. O’Connor, CPA, Chair

Jeffrey R. Luber

Stelios Papadopoulos, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2015 were met. Aram Adourian, Ph.D., one of our executive officers, filed one late report in 2016 with respect to two transactions that occurred in 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of the transactions in which we have engaged, over the past two years, since January 1, 2014 with our directors and officers and then beneficial owners of more than five percent of our voting securities and their affiliates.

Series A Preferred Stock Financing, Secured Convertible Promissory Notes and Related Agreements

On May 12, 2015, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with our principal stockholders, Applied Genomic Technology Capital Fund, L.P., AGTC Advisors Fund, L.P. and Flagship Ventures Fund 2007, L.P., or the Purchasers, which are affiliates of our director, Harry W. Wilcox, and our former director, Noubar B. Afeyan, Ph.D. On May 12, 2015, or the Initial Closing, pursuant to the terms and subject to the conditions contained in the Purchase Agreement, we issued and sold to the Purchasers secured convertible promissory notes in aggregate principal amount of $500,000, or the Notes. In addition and pursuant to the terms of the Purchase Agreement, and subject to the approval of our stockholders at our 2015 annual meeting of stockholders which was held on July 7, 2015, or the 2015 Annual Meeting, and the satisfaction or waiver of other closing conditions, we agreed to issue and sell to the Purchasers $2,000,000 of shares of newly created Series A Preferred Stock, $0.001 par value per share, or the Series A Preferred Stock, of the Company at a second closing, which was held on July 14, 2015, or the Second Closing. On July 14, 2015, we and the Purchasers entered into the First Amendment to the Purchase Agreement, pursuant to which we and the Purchasers agreed to extend the period of time following the 2015 Annual Meeting for the Second Closing to occur until July 14, 2015. The issuance of the Notes and the Series A Preferred Stock are collectively referred to herein as the “Financing.”

Contemporaneously with the execution and delivery of the Purchase Agreement and our issuance of the Notes to the Purchasers, we and the Purchasers entered into a Security Agreement, or the Security Agreement, dated May 12, 2015, pursuant to which we granted to the Purchasers a security interest in substantially all of our assets, other than our intellectual property, to secure our obligations under the Notes. Pursuant to the terms of the Security Agreement, our intellectual property would become subject to the security interest granted by us to the Purchasers upon repayment of all amounts owed under that certain Loan and Security Agreement by and among the Company, General Electric Capital Corporation, or GECC, as Agent, the Lenders and the Guarantors dated as of February 10, 2012, as amended, or the GECC Agreement. Pursuant to a Subordination and Intercreditor Agreement by and among the Company, the Purchasers and GECC, dated May 12, 2015, entered into contemporaneously with the execution and delivery of the Purchase Agreement, our payment obligations under the Notes were subordinated to our payment obligations under the GECC Agreement and the security interest granted by us to the Purchasers to secure our obligations under the Notes was subordinated to the security interest granted by us to GECC to secure our obligations under the GECC Agreement.

At the Second Closing which was held on July 14, 2015, pursuant to the terms of the Purchase Agreement, we issued and sold to the Purchasers 1,176,262 shares of Series A Preferred Stock at a purchase price of $1.7003 per share, or the Purchase Price, for aggregate gross cash proceeds of approximately $2.0 million. In addition, at the Second Closing, the $500,000 in aggregate principal amount of Notes, plus accrued but unpaid interest thereon, that we had issued to the Purchasers in the Initial Closing, converted into 298,181 shares of Series A Preferred Stock at the Purchase Price. Following the Second Closing, we had issued an aggregate of 1,474,443 shares of Series A Preferred Stock, which are outstanding and held by the Purchasers. The Second Closing was subject to the approval of our stockholders at the 2015 Annual Meeting and the satisfaction or waiver of other closing conditions.

The shares of Series A Preferred Stock have the rights, preferences and privileges set forth in the Certificate of Designations to the Company’s Restated Certificate of Incorporation that we originally filed with the Secretary of State of the State of Delaware on July 14, 2015, which was amended and restated on August 18, 2015, which we refer to as the Restated Certificate of Designations. The rights, preferences and privileges of the Series A Preferred Stock as set forth in the Restated Certificate of Designations are summarized below:

Conversion: Each share of Series A Preferred Stock is convertible into one share of common stock at any time at the option of each holder and automatically upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. The conversion price will be subject to adjustment in connection with stock splits, combinations, dividends and other corporate transactions affecting the common stock. The anti-dilution protections that had been provided to the Series A Preferred Stock, which included full-ratchet anti-dilution protection until the first anniversary of the date that the Series A Preferred Stock was issued and weighted-average anti-dilution protection thereafter, were terminated following our public offering in August 2015.

No Redemption Rights: All redemption rights that had been provided to the Series A Preferred Stock terminated following the closing of our public offering in August 2015.

Ranking: The Series A Preferred Stock will rank senior in preference and priority to the common stock and each other class or series of our capital stock, except for any class or series of capital stock issued in compliance with the terms of the Restated Certificate of Designations.

Dividends: The holders of Series A Preferred Stock will be entitled to receive, out of funds legally available for the payment of dividends under Delaware law, cumulative dividends that accrue daily at an annual rate of 8%, compounded and payable quarterly in cash or in additional shares of Series A Preferred Stock at the election of each holder. The holders of Series A Preferred Stock will also be entitled to participate in cash dividends and in-kind distributions made on shares of common stock.

Liquidation Preference: Upon liquidation, including deemed liquidations pursuant to a merger, consolidation or a sale of all or substantially all of our assets, the holders of Series A Preferred Stock will be entitled to be paid first out of any proceeds in an amount per share equal to the price at which shares of Series A Preferred Stock were sold in the Series A Preferred Stock financing, plus all accrued but unpaid dividends on each share of Series A Preferred Stock, and prior to payment of any amounts on the common stock. Thereafter, the holders of Series A Preferred Stock will also share pro rata on an as converted to common stock basis in payments made to the holders of our common stock. Accordingly, the holders of the Series A Preferred Stock will be entitled to receive the proceeds out of any sale or liquidation of the Company before any such proceeds are paid to holders of the common stock and then share in any proceeds paid to holders of the common stock. As a result, only the sale or liquidation proceeds in excess of the liquidation preference plus accrued but unpaid dividends would be available for distribution to holders of the common stock.

Voting Rights: Holders of Series A Preferred Stock will be entitled to vote with the holders of the common stock on an as-converted basis, except that no holder of Series A Preferred Stock will be entitled to cast votes for the number of shares of common stock issuable upon conversion of the Series A Preferred Stock held by such holder that exceeds (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate recapitalization) the quotient of (A) the aggregate purchase price paid by such holder for its Series A Preferred Stock, divided by (B) the greater of (i) $3.20 and (ii) the closing price of the common stock on the trading day immediately prior to the date its Series A Preferred Stock is issued, which was $1.40. In addition, prior to the conversion of the Series A Preferred Stock, the consent of the holders of at least a majority of the Series A Preferred Stock then outstanding, voting together as a single class, will be required for the Company to take certain actions, including, among other things: liquidating, dissolving or winding up the business and affairs of the Company or effecting any merger, consolidation or other liquidation event; amending, altering or repealing any provision of our Certificate of Incorporation, Certificate of Designations or Bylaws; creating or authorizing any class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock or increasing the number of authorized shares of Series A Preferred Stock; purchasing, redeeming, paying or declaring dividends on any shares of our capital stock, with certain exceptions; increasing or decreasing the size of our Board of Directors; and certain other actions.

Board of Directors: The holders of Series A Preferred Stock are entitled to nominate one director to the Board, or the Series A Director. Subject to applicable law and stock exchange requirements, the Series A Director is entitled to serve as a member of each committee of the Board. The rights to nominate a Series A Director will terminate if less than 20% of the shares of Series A Preferred Stock issued under the Securities Purchase Agreement dated May 12, 2015, as amended, by and between the Company and the Series A Holders are no longer outstanding.

Investor Rights Agreement

In connection with the Second Closing, we also entered into the Fifth Amended and Restated Investor Rights Agreement, or the Investor Rights Agreement, with the Purchasers as well as the stockholders who hold shares of our common stock that are registrable securities, or the Prior Registrable Securities, under our then existing Fourth Amended and Restated Investor Rights Agreement dated as of July 10, 2008, or the Prior IRA. Under the terms of the Investor Rights Agreement, the Prior IRA was amended and restated to grant certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of our common stock included in any such registration under certain circumstances. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the registration rights, excluding underwriting discounts and commissions. The registration rights described below shall not apply to shares of common stock that are eligible to be sold by persons who are not affiliates of the Company (as defined in Rule 144 of the Securities Act), and have not been affiliates of the Company during the preceding three months, pursuant to Rule 144(b)(1) under the Securities Act.

Demand Rights. Any holder or holders who collectively hold registrable securities representing at least 40% of the registrable securities then outstanding shall have the right, exercisable by written notice, to have us prepare and file a registration statement under the Securities Act covering the registrable securities that are the subject of such request; provided, that we are not obligated to prepare and file a registration statement if neither Form S-3 nor another short form registration statement is available to us, unless the registrable securities that are the subject of such request have an expected aggregate offering price to the public of at least $1,000,000. Subject to the foregoing, the holders of Series A Preferred Stock shall be permitted two demand registrations on Form S-1 and unlimited demand registrations on Form S-3 and the holders of the Prior Registrable Securities shall be permitted one demand registration. In addition, under certain circumstances, the underwriters, if any, may limit the number of shares of our common stock included in any such registration, and we may postpone or suspend the filing or effectiveness of such registration.

Piggyback Rights. If at any time we propose to register our common stock under the Securities Act, other than in a registration statement relating solely to sales of securities to participants in a dividend reinvestment plan, or Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to our existing stockholders or employees, we are required to (i) give prompt written notice to all holders of registrable securities of our intention to effect such a registration and (ii) include in such registration all registrable securities which are permitted under applicable securities laws to be included in the form of registration statement we select and with respect to which we have received written requests for inclusion therein within 30 days after the receipt of our notice. We shall have the right to postpone or withdraw any such registration without obligation to any stockholder. In addition, under certain circumstances, the underwriters, if any, may limit the number of shares of our common stock included in any such registration.

Other Transactions with Principal Stockholders

On December 3, 2014, we issued 28,498 shares of our common stock to entities affiliated with Flagship Ventures upon the net exercise of previously issued warrants to purchase shares of our common stock, including 12,348 shares issued to NewcoGen Group LLC, 13,024 shares issued to NewcoGen Equity Investors LLC, 1,557 shares issued to ST NewcoGen LLC and 1,569 shares issued to NewcoGen – Long Reign Holding LLC. Harry W. Wilcox, one of our directors, and Noubar B. Afeyan, Ph.D., our former director, is affiliated with Flagship Ventures and these entities.

Agreements with Directors and Executive Officers

Please see “Executive Compensation” for additional information regarding compensation of our executive officers and directors.

We have entered into agreements with our named executive officers. For information regarding these agreements, please refer to the section entitled “Executive Compensation – Narrative Disclosure to Summary Compensation Table.”

Our restated certificate of incorporation and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our directors and executive officers. These agreements provide that we will, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. No related party transaction shall be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence, however, by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under NASDAQ Marketplace Rules, a majority of a listed company’s board of directors must be comprised of independent directors, subject to certain phase-in exceptions. Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that all of our directors other than Paul R. Sohmer, M.D., our President and Chief Executive Officer, are “independent directors” as defined by the NASDAQ Marketplace Rules.

PROPOSAL 1:

ELECTION OF DIRECTORS

On March 25, 2016, the Board of Directors nominated James F. O’Connor for election at the annual meeting. The Board of Directors currently consists of five members, classified into three classes as follows: James F. O’Connor constitutes a class with a term ending at the 2016 annual meeting; Harry W. Wilcox and Paul R. Sohmer, M.D. constitute a class with a term ending at the annual meeting of stockholders to be held in 2017; and Jeffrey R. Luber and Stelios Papadopoulos, Ph.D. constitute a class with a term ending at the annual meeting of stockholders to be held in 2018. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted (i) to set the size of the Board of Directors at five members and (ii) to nominate James F. O’Connor for election at the 2016 annual meeting for a term of three years to serve until the 2019 annual meeting of stockholders, and until his successor is elected and qualified. The Class I directors (Jeffrey R. Luber and Stelios Papadopoulos, Ph.D.) and the Class III directors (Harry W. Wilcox and Paul R. Sohmer, M.D.) will serve until the annual meetings of stockholders to be held in 2018 and 2017, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for the nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as a director of James F. O’Connor. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that the nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast for the nominee at the meeting is required to elect the nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JAMES F. O’CONNOR AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2016. The Board proposes that the stockholders ratify this appointment. Marcum LLP audited our financial statements for the fiscal year ended December 31, 2015. We expect that representatives of Marcum LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Marcum LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Marcum LLP and concluded that Marcum LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2016.

The following table presents fees for professional audit services rendered by Marcum LLP and Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and December 31, 2014, respectively, and fees billed for other services rendered by Marcum LLP and Deloitte & Touche LLP during those periods.

	2015	2014
Audit fees(1)	$281,000	$454,100
Tax fees(2)	30,000	30,000
All other fees(3)	—	2,000
Total:	$311,000	$486,100

(1)	Audit fees consisted of audit work performed in the preparation of financial statements.
(2)	Tax fees consist principally of assistance with matters related to tax compliance and reporting.
(3)	All other fees consist principally of technical library subscription fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate amount of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Marcum LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3:

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

AS DISCLOSED IN THIS PROXY STATEMENT

As required by Section 14A of the Exchange Act, we are seeking your advisory vote on our executive compensation arrangements. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the Executive Compensation section, the accompanying compensation tables and the related narrative disclosure of this proxy statement with respect to our named executive officers. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Base salaries of our named executive officers are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for similar executives at the time of hire. The base salaries of our named executive officers currently measure at approximately the 50th percentile of the range of salaries for executives in similar positions and with similar responsibilities in the biotechnology companies of similar size to us represented in the compensation data we review. Base salaries of our named executive officers are reviewed annually as part of our performance management evaluation process and may be increased for merit reasons, based on whether corporate goals were achieved and the named executive officer’s contribution toward meeting the corporate goals and success in meeting or exceeding individual performance goals. We also assess whether there are any significant differences in how a person is compensated compared to industry benchmarks by utilizing data from the Radford Report to benchmark the biotechnology industry. If through this assessment we determine that an employee’s compensation is below a certain benchmark level, we may recommend a market adjustment.

Bonus targets for our named executive officers range from 35% to 50% of their base salaries. Annual bonuses granted to our named executive officers, including our President and Chief Executive Officer, are primarily tied to the achievement of the corporate goals and, to a lesser extent, by individual goals. The amount of a named executive officer’s bonus compensation typically increases in relation to such named executive officer’s responsibilities and their ability to influence the Company’s achievement of its corporate goals. Our Compensation Committee believes that making a significant portion of a named executive officer’s bonus contingent on corporate performance more closely aligns the named executive officer’s interests with those of our stockholders. After determining the degree of achievement by the Company of its corporate goals, our Compensation Committee considers each executive’s progress toward the Company’s achievement of its goals.

Our Compensation Committee engaged Radford, an Aon Hewitt company, as its independent compensation consultant to provide various services and analyses with respect to the cash and equity compensation for our executive officers for fiscal 2014 and fiscal 2015. The Company did its own analyses for fiscal 2016 utilizing data from comparable companies utilized by Radford for fiscal 2014 and 2015. Notwithstanding the analyses provided by Radford for 2014 and 2015 and done by the Company for fiscal 2016, our Compensation Committee determined that any potential increases in compensation supported by the analyses were outweighed by the Company’s overall financial results for fiscal 2014 and fiscal 2015, the Company’s business performance measured against its corporate goals for these two years, a continued focus on conserving cash for the Company’s commercial operations and the Company’s stock price. Therefore, in February 2015, based on the

Company’s performance during fiscal 2014 and again in March 2016, based on the Company’s performance during fiscal 2015, our Compensation Committee determined that no salary increases would be made and no bonuses would be paid to our named executive officers.

The following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2016 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement.”

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the code of conduct and ethics is posted on our website at investor.bg-medicine.com.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2017 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than February 23, 2017. To be considered for presentation at the 2017 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than April 9, 2017 and no later than May 9, 2017. Proposals that are not received in a timely manner will not be voted on at the 2016 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, BG Medicine, Inc., 303 Wyman Street, Suite 300, Waltham, Massachusetts 02451.

Waltham, Massachusetts

June 23, 2016

BG MEDICINE, INC. 303 WYMAN STREET, SUITE 300 WALTHAM, MA 02451	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communications, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12209-P81120	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BG MEDICINE, INC.

1.	Election of Director (or if the nominee is not available for election such substitute as the Board of Directors may designate);	For		Withhold

	Proposal to elect James F. O’Connor, as Class II Director of the Company.	☐		☐

		For	Against	Abstain

2.	Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

3.	Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2016 annual meeting of stockholders.	☐	☐	☐
Please mark votes as in this example. The Board of Directors recommends a vote FOR the election of Director in Proposal 1 and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2016 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at

www.proxyvote.com.

E12210-P81120

BG MEDICINE, INC.

303 Wyman Street, Suite 300

Waltham, MA 02451

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

11:00 a.m. ET on August 5, 2016

BG MEDICINE, INC.‘S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Stephen P. Hall and Aram Adourian, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock and Preferred Stock of BG Medicine, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders, to be held at 11:00 a.m. ET on August 5, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and at any postponements or adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as specified on the reverse side on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify on the reverse side how you want the shares to be voted, this Proxy will be voted FOR the election of Director in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side